SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 6, 2006 (June 29, 2006)

STEEL DYNAMICS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana (State of Other Jurisdiction of Incorporation)	0-21719 (Commission File Number)	35-1929476 (IRS Employer Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana (Address of Principal Executive Offices)	46804 (Zip Code)

(260) 459-3553
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                On June 29, 2006, the Board of Directors of Steel Dynamics, Inc. (the “Company”) approved, effective immediately, an amendment of the Company’s Bylaws to delete the third sentence of Article II, Section 2.2 of the Company’s Bylaws, which provided that holders of at least twenty-five percent (25%) of the outstanding shares of the Company could call a special meeting of the shareholders. As amended, the Bylaws provide that a special meeting of the shareholders may be called by the President, the Secretary or the Board of Directors.

In addition, on the same date, the Board of Directors of the Company approved, effective immediately, an amendment of Article III, Section 3.7 of the Company’s Bylaws, which provided that a special meeting of the Board of Directors requires at least 48 hours’ prior notice to be given to each Director. As amended, the Bylaws provide that a special meeting of the Board of Directors may be called on 24 hours’ notice or on such shorter notice as may be necessary or appropriate in the circumstances and that the notice need not specify the purpose of the meeting.

A copy of the Company’s Bylaws, as amended and restated to reflect the foregoing amendments, is included as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steel Dynamics, Inc.

Date: July 6, 2006	By:	/s/ Gary E. Heasley
Name: Gary E. Heasley
Title: V.P. and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws of the Company